Exhibit 99.1

EQUAL ENERGY LTD.

OFFER TO PURCHASE

All Outstanding C$45,000,000 Aggregate Principal Amount

6.75% CONVERTIBLE UNSECURED JUNIOR SUBORDINATED DEBENTURES

DUE MARCH 31, 2016

August 14, 2014

We refer to (i) the convertible debenture indenture dated as of February 9, 2011 between a predecessor of Equal Energy Ltd. (“Old Equal”) and Olympia Trust Company, as Trustee (the “Trustee”) (as amended, supplemented or otherwise modified from time to time, the “Indenture”) under which 6.75% convertible unsecured junior subordinated debentures due March 31, 2016 in the principal amount of C$45,000,000 (“Debentures”) were issued by Old Equal, and (ii) the arrangement agreement entered into among Old Equal, Petroflow Energy Corporation (“Petroflow”) and Petroflow Canada Acquisition Corp. (“Petroflow Sub”) on December 6, 2013 (as amended from time to time), whereby Petroflow Sub agreed to acquire all of the outstanding common shares (each, a “Common Share”) of Old Equal by way of a plan of arrangement (the “Arrangement”) for US$5.43 per Common Share in cash (the “Arrangement Consideration”). The Arrangement was consummated on July 31, 2014. Pursuant to the Arrangement, Petroflow Sub and Old Equal were amalgamated and continued in existence as one and the same company, being Equal Energy Ltd. (“Equal”). Equal has assumed all the covenants and obligations of Old Equal under the Indenture.

In accordance with its obligations under the Indenture, Equal hereby notifies the Trustee that as a result of the consummation of the Arrangement, a “Change of Control” (as defined in the Indenture) of Equal occurred on July 31, 2014. Pursuant to subsection 2.4(j) of the Indenture, within 30 days following the occurrence of such Change of Control, Equal is obliged to deliver to the Trustee an offer (the “Debenture Offer”) in writing to purchase all outstanding Debentures from the holders thereof (the “Debentureholders” or “holders”) at a price per Debenture equal to 101% of the principal amount thereof together with accrued and unpaid interest thereon up to, but excluding, the Change of Control Purchase Date (as defined below).

Debentureholders should note that the Change of Control resulting from the consummation of the Arrangement constitutes a Cash Change of Control (as defined in the Indenture). The Indenture contains provisions relating to a “Make Whole Premium” which must be paid to Debentureholders in certain circumstances in connection with the conversion of the Debentures in the case of a Cash Change of Control. However, the Arrangement Consideration, expressed in Canadian Dollars (C$5.91 based on the Bank of Canada noon rate on July 31, 2014), is lower than the Common Share price threshold at which the Make Whole Premium would be triggered of C$6.51. As a result, a Make Whole Premium is not payable under the terms of the Indenture.

This offer to purchase (“Offer to Purchase”) is being delivered to Debentureholders pursuant to the requirements of the Indenture and applicable securities legislation and contains the details of the terms and conditions of the Debenture Offer and the specific requirements of the Indenture. However, Equal has, in connection with the completion of the Arrangement, defeased all of the outstanding Debentures by (i) depositing with the Trustee in trust an amount in money sufficient to pay, satisfy and discharge the Debentures (the “Trust Funds”) and (ii) entering into a defeasance and escrow agreement (the “Defeasance Agreement”) with the Trustee dated July 31, 2014, as amended, all subject to and in accordance with the terms of the Indenture (the “Defeasance”). As a result of the Defeasance, the terms and conditions of the Debentures, including the terms and conditions set forth in the Indenture (other than Articles 2 and 4 thereof and the provisions of Article 1 pertaining to Articles 2 and 4), are no longer binding upon or applicable to Equal.

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Pursuant to the Indenture, following the Arrangement, each Debentureholder no longer has the right to receive Common Shares on conversion of its Debentures, but has the right to receive in lieu of such Common Shares, the Arrangement Consideration which such Debentureholder would have been entitled to receive had it been the holder of such number of Common Shares at the effective time of the Arrangement that it was entitled to acquire pursuant to its conversion right. The Debentures have a conversion price of C$8.39 per Equal Share as of July 31, 2014, the latest practicable date prior to the date of this Offer to Purchase, which is greater than the Arrangement Consideration expressed in Canadian dollars of C$5.91 (based on the Bank of Canada noon rate on such date).

None of Petroflow, Equal, nor their management or board of directors makes any recommendation to any Debentureholder as to whether the Debentureholder should deposit or refrain from depositing any or all of such Debentureholder’s Debentures, and none of them has authorized any person to make any such recommendation. Debentureholders are urged to evaluate carefully all information in this Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to deposit Debentures, and, if so, the principal amount of Debentures to deposit.

In accordance with paragraph 2.4(j)(i) of the Indenture, the Trustee is required to promptly deliver this Offer to Purchase to the Debentureholders in accordance with the notice provisions under Section 14.2 of the Indenture.

Any Debentureholder who wishes to accept the Debenture Offer with respect to all or a portion of its Debentures must direct their investment dealer, stockbroker, bank, trust company or other nominee to accept the Debenture Offer in the manner required by its nominee.

Please consult your financial, tax or other professional advisors if you require assistance. Debentureholders are urged to evaluate carefully all information in this Offer to Purchase, to consult their own investment, legal, tax and other professional advisors and to make their own decisions whether to deposit their Debentures. Copies of this Offer to Purchase may be obtained upon request at no charge from Computershare Investor Services Inc. (the “Depositary”) at 1-800-564-6253. Copies of the Indenture may be obtained upon request from the Trustee by faxing a request to (403) 267-6529 Attn: Manager, Corporate Trust. Copies are also available under Equal’s issuer profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Any questions and requests for assistance may be directed by Debentureholders to Equal.

DATED at Calgary, Alberta as of August 14, 2014.

TABLE OF CONTENTS

1.	The Offer	3

2.	Principal Amount of Debentures Subject to the Debenture Offer	3

3.	The Offer Price	4

4.	Offer Expiry Time and Date	4

5.	Take Up and Payment of Debentures	4

6.	Payment of Interest	4

7.	Payment of Funds to the Debentureholders	4

8.	90% Redemption	4

9.	Procedures for Depositing Debentures	5

10.	Partial Deposits	5

11.	Deemed Agreement	6

12.	Deemed Maturity	6

13.	Cancellation of Debentures	6

14.	Withdrawal Rights	6

15.	Not Accepting the Debenture Offer	7

16.	Application for Relief from Continuous Disclosure Filing Obligations	7

17.	Conversion Rights	7

18.	Notice to Debentureholders	8

19.	Notice to Trustee	8

20.	Other Terms of the Debenture Offer	8

21.	Tax Matters	9

22.	Certain Canadian Federal Income Tax Considerations	9

23.	General	11

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SUMMARY OF THE OFFER TO PURCHASE

The following summary is not intended to be complete and is qualified in its entirety by the full text of the Offer to Purchase. Debentureholders are urged to read such document in its entirety. All references to “C$” are references to Canadian dollars, the lawful currency of Canada, and all references to “US$” are references to United States dollars, the lawful currency of the United States of America. Certain capitalized terms used in this summary are defined in the Offer to Purchase.

Information Concerning the Debenture Offer

The Debenture Offer	Equal offers to purchase all of the outstanding Debentures deposited by Debentureholders, upon the terms and conditions described in the full text of the Offer to Purchase.

Defeasance	This Offer to Purchase is being mailed to Debentureholders in satisfaction of Equal’s obligations under the Indenture as described above; however, Equal has, in connection with the completion of the Arrangement, defeased all of the outstanding Debentures by (i) depositing with the Trustee, in trust, the Trust Funds, being an amount in money sufficient to pay, satisfy and discharge the Debentures and (ii) entering into the Defeasance Agreement, all subject to and in accordance with the terms of the Indenture. As a result of the Defeasance, the terms and conditions of the Debentures, including the terms and conditions set forth in the Indenture (other than Articles 2 and 4 thereof and the provisions of Article 1 pertaining to Articles 2 and 4), are no longer binding upon or applicable to Equal.

Principal amount of Debentures subject to Debenture Offer	As of the date hereof, there are C$45,000,000 aggregate principal amount of Debentures outstanding. The Debenture Offer is being made for up to the entire outstanding aggregate principal amount of Debentures.

Expiry Time and Date	The Debenture Offer will expire at 5:00 p.m. (Calgary time) (the “Expiry Time”) on September 29, 2014 (the “Change of Control Purchase Date”). A Debentureholder intending to accept the Debenture Offer must deposit its Debentures to be purchased by Equal no later than the Expiry Time on the Change of Control Purchase Date.

The Offer Price	In accordance with the Indenture, the Trustee shall provide funds to the Depositary to pay for all deposited Debentures at a price per Debenture equal to 101% of the principal amount thereof together with accrued and unpaid interest thereon up to but excluding the Change of Control Purchase Date (the “Offer Price”).

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Take Up and Payment	All Debentures outstanding as at the Expiry Time that have been deposited in acceptance of the Debenture Offer no later than the Change of Control Purchase Date shall be taken up and paid for. From the Trust Funds, the Trustee shall provide funds to the Depositary who will pay or cause to be paid to the holders of such Debentures, the Offer Price to which they are entitled.

Payment of Interest

Debentureholders who deposited their Debentures pursuant to the Debenture Offer will receive, as part of the Offer Price, a payment from the Trust Funds on account of accrued and unpaid interest on the Debentures, up to but excluding the Change of Control Purchase Date.

Interest on Debentures then outstanding that have been deposited for purchase under the Debenture Offer will cease to accrue from and after the Change of Control Purchase Date.

Cash Change of Control	Debentureholders should note that the Change of Control resulting from the consummation of the Arrangement constitutes a Cash Change of Control. The Indenture contains provisions relating to a “Make Whole Premium” which must be paid to Debentureholders in certain circumstances in connection with the conversion of the Debentures in the case of a Cash Change of Control. However, the Arrangement Consideration, expressed in Canadian Dollars (C$5.91 based on the Bank of Canada noon rate on July 31, 2014), is lower than the Common Share price threshold at which the Make Whole Premium would be triggered of C$6.51. As a result, a Make Whole Premium is not payable under the terms of the Indenture.

90% Redemption Right	If 90% or more in aggregate principal amount of Debentures outstanding on the date Equal provides the Debenture Offer to holders of the Debentures have been tendered for purchase pursuant to the Debenture Offer on the Change of Control Purchase Date, the Trustee shall, pursuant to the Defeasance Agreement and from the Trust Funds, redeem all the Debentures remaining outstanding at the Offer Price as at the Change of Control Purchase Date (the “90% Redemption”).

Procedures for Depositing Debentures

As the Debentures have been issued in “book-entry only” form and are represented by a single global debenture registered in the name of The Canadian Depository of Securities Limited (“CDS”), any and all transfers of the Debentures will be made only through the depository service of CDS or through a participant in the depository service of CDS.

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To deposit Debentures held through the book-entry system maintained by CDS under the Debenture Offer, participants in CDS must contact CDS with respect to the deposit of their Debentures under the Debenture Offer. CDS will issue further instructions directly to participants of CDS as to the method of depositing such Debentures under the Debenture Offer and information on who to contact at CDS should a participant have any questions.

Any Debentureholder who wishes to deposit all or a portion of its Debentures must direct its investment dealer, stockbroker, bank, trust company or other nominee to accept the Debenture Offer in the manner required by its nominee.

Brokerage Commissions	No fee or commission will be payable to Equal or the Trustee by any Debentureholder that deposits its Debentures to the Debenture Offer. However, Debentureholders are cautioned to consult their own brokers or other intermediaries to determine whether any fees or commissions are payable to their own brokers or other intermediaries in connection with the deposit of their Debentures pursuant to the Debenture Offer.

Withdrawal Rights	Debentures that are deposited pursuant to the Debenture Offer may be withdrawn only in the circumstances described in the section of the Offer to Purchase entitled “Withdrawal Rights”.

Not Accepting the Debenture Offer	The Debentures of holders who do not accept the Debenture Offer will remain outstanding and will continue to accrue interest on their existing terms until March 31, 2016 (the “Maturity Date”), or until earlier redeemed in accordance with the terms of the Indenture (including pursuant to the 90% Redemption). Pursuant to the Defeasance, the terms and conditions of the Debentures, including the terms and conditions set forth in the Indenture (other than Articles 2 and 4 thereof and the provisions of Article 1 pertaining to Articles 2 and 4), are no longer binding upon or applicable to Equal. All obligations to pay interest or principal under the Indenture will be satisfied by payments from the Trustee out of the Trust Funds.

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Application for Relief from Continuous Disclosure Filing Obligations	As announced on July 31, 2014, Equal has filed an application with the Alberta Securities Commission and the Ontario Securities Commission for relief from the requirements of National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities, National Instrument 51-102 Continuous Disclosure Obligations, National Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings, National Instrument 52-110 Audit Committees and National Instrument 58-101 Disclosure of Corporate Governance Practices. If granted, the relief will apply in all provinces and territories in Canada and Equal will be exempt from its continuous disclosure filing obligations, but (i) Equal will be required to provide alternative annual disclosure that will contain a report by the Trustee setting out the principal amount of Debentures that remain outstanding, and (ii) upon the occurrence of a change in the affairs of Equal or the Trustee that would reasonably be expected to have a significant effect upon the market price or value of any of the Debentures, Equal will, forthwith upon becoming aware of such a change, issue and file a news release disclosing the nature and substance of the change.

Conversion Rights	Pursuant to the Indenture, following the Arrangement, each Debentureholder no longer has the right to receive Common Shares on conversion of its Debentures, but has the right to receive in lieu of such Common Shares, the Arrangement Consideration which such Debentureholder would have been entitled to receive had it been the holder of such number of Common Shares at the effective time of the Arrangement that it was entitled to acquire pursuant to its conversion right.

Tax Considerations	Debentureholders should carefully consider the income tax consequences of accepting the Debenture Offer. See the sections of the Offer to Purchase entitled “Tax Matters” and “Certain Canadian Federal Income Tax Considerations”.

Further Information on the Debenture Offer	Any questions or requests for assistance or additional copies of this Offer to Purchase may be obtained upon request at no charge from Computershare Investor Services Inc., the “Depositary, at 1-800-564-6253. Copies of the Indenture may be obtained upon request from the Trustee by faxing a request to (403) 267-6529 Attn: Manager, Corporate Trust.Copies are also available under Equal’s issuer profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. You may also contact your broker, dealer, commercial bank or trust company or nominee for assistance concerning the Debenture Offer.

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NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF EQUAL AS TO WHETHER A HOLDER SHOULD DEPOSIT OR REFRAIN FROM DEPOSITING DEBENTURES PURSUANT TO THE DEBENTURE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE DEBENTURE OFFER OTHER THAN AS SET FORTH IN THIS OFFER TO PURCHASE. IF GIVEN OR MADE, ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Debenture Offer is not being made to, nor will deposits be accepted from or on behalf of, Debentureholders in any jurisdiction in which the making or acceptance of the Debenture Offer would not be in compliance with the laws of such jurisdiction.

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DEFINITIONS

In the Offer to Purchase, unless the subject matter or context is inconsistent therewith, the following terms have the meanings set forth below:

“90% Redemption” has the meaning set out in the Summary Section;

“allowable capital loss” has the meaning set out below;

“Arrangement” has the meaning set out above;

“Arrangement Consideration” has the meaning set out above;

“Business Day” means any day other than Saturday, Sunday or any other day that the Trustee in Calgary, Alberta is not generally open for business;

“Cash Change of Control” means a Change of Control in which 10% or more of the consideration for the Common Shares in the transaction or transactions constituting a Change of Control consists of: (i) cash, other than cash payments for fractional Common Shares and cash payments made in respect of dissenter’s appraisal rights; (ii) equity securities that are not traded or intended to be traded immediately following such transactions on a stock exchange; or (iii) other property that is not traded or intended to be traded immediately following such transactions on a stock exchange;

“CDS” has the meaning set out in the Summary Section;

“Change of Control” means the acquisition by any person, or group of persons acting jointly or in concert (within the meaning of Multilateral Instrument 62-104 – Take-Over Bids and Issuer Bids), of voting control or direction of an aggregate of 66 2/3% or more of the outstanding Common Shares, but shall not include a sale, merger, reorganization, arrangement, combination or other similar transaction if the previous holders of Common Shares hold at least 66 2/3% of the voting control or direction in such merged, reorganized, arranged, combined or other continuing entity immediately following completion of such transaction;

“Change of Control Purchase Date” has the meaning set out in the Summary Section;

“Common Shares” has the meaning set out above;

“Debentureholder” or “holder” has the meaning set out above;

“Debenture Offer” has the meaning set out above;

“Debentures” has the meaning set out above;

“Defeasance” has the meaning set out above;

“Defeasance Agreement” has the meaning set out above;

“Depositary” has the meaning set out above;

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system of the U.S. Securities and Exchange Commission available on www.sec.gov;

“Equal” has the meaning set out above;

“Expiry Time” has the meaning set out in the Summary Section;

“Indenture” has the meaning set out above;

“Maturity Date” has the meaning set out in the Summary Section;

“Non-Resident Holder” has the meaning set out below;

“Offer Price” has the meaning set out in the Summary Section;

“Offer to Purchase” has the meaning set out above;

“Petroflow” has the meaning set out above;

“Petroflow Sub” has the meaning set out above;

“Proposed Amendments” has the meaning set out below;

“Resident Holder” has the meaning set out below;

“SEDAR” means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators available on www.sedar.com;

“taxable capital gain” has the meaning set out below;

“Tax Act” has the meaning set out below;

“Trustee” has the meaning set out above; and

“Trust Funds” has the meaning set out above.

TERMS AND CONDITIONS OF THE DEBENTURE OFFER

1. The Offer

Equal hereby offers to purchase all of the outstanding Debentures subject to the conditions set forth in this Offer to Purchase.

Background of the Change of Control and the Debenture Offer

On December 6, 2013, Old Equal, Petroflow and Petroflow Sub entered into an arrangement agreement whereby Petroflow Sub agreed to acquire all of the outstanding Common Shares of Old Equal by way of a plan of arrangement for US$5.43 per Common Share in cash. The Arrangement was consummated on July 31, 2014. As a result of such consummation, a Change of Control of Old Equal has occurred. Pursuant to subsection 2.4(j) of the Indenture, within 30 days following the occurrence of such Change of Control, Equal is obliged to deliver to the Trustee an offer in writing to purchase all outstanding Debentures from the holders thereof.

Cash Change of Control Conversion

Debentureholders should note that the Change of Control resulting from the consummation of the Arrangement constitutes a Cash Change of Control. The Indenture contains provisions relating to a “Make Whole Premium” which must be paid to Debentureholders in certain circumstances in connection with the conversion of the Debentures in the case of a Cash Change of Control. However, the Arrangement Consideration, expressed in Canadian Dollars (C$5.91 based on the Bank of Canada noon rate on July 31, 2014), is lower than the Common Share price threshold at which the Make Whole Premium would be triggered of C$6.51. As a result, a Make Whole Premium is not payable under the terms of the Indenture.

Defeasance

This Offer to Purchase is being mailed to Debentureholders in satisfaction of Equal’s obligations under the Indenture as described above; however, Equal has, in connection with the completion of the Arrangement, defeased all of the outstanding Debentures by (i) depositing with the Trustee, in trust, the Trust Funds, being an amount in money sufficient to pay, satisfy and discharge the Debentures and (ii) entering into the Defeasance Agreement, all subject to and in accordance with the terms of the Indenture. As a result of the Defeasance, the terms and conditions of the Debentures, including the terms and conditions set forth in the Indenture (other than Articles 2 and 4 thereof and the provisions of Article 1 pertaining to Articles 2 and 4), are no longer binding upon or applicable to Equal. Article 2 of the Indenture generally provides for the obligations of Equal to pay interest when due and principal on maturity, and for the limited right of Equal to redeem the Debentures. Article 4 of the Indenture generally sets out the rights and obligations relating to the redemption or purchase of Debentures. For more details relating to the provisions of the Indenture, holders may review a copy of the Indenture which is available under Equal’s profile on SEDAR.

2. Principal Amount of Debentures Subject to the Debenture Offer

Upon the terms and conditions of this Offer to Purchase, Equal is offering to purchase all of the C$45,000,000 aggregate principal amount of outstanding Debentures, or such lesser aggregate principal amount of Debentures as are deposited by Debentureholders at or prior to the Expiry Time on the Change of Control Purchase Date.

3. The Offer Price

In accordance with the Indenture, the Trustee shall provide funds to the Depositary to pay for all deposited Debentures at a price per Debenture equal to 101% of the principal amount thereof together with accrued and unpaid interest thereon up to but excluding the Change of Control Purchase Date.

4. Offer Expiry Time and Date

In accordance with the Indenture, the Offer will expire at the Expiry Time on the Change of Control Purchase Date, or 5:00 p.m. (Calgary time) on September 29, 2014. A Debentureholder intending to accept the Debenture Offer must deposit its Debentures to be purchased no later than such time.

5. Take Up and Payment of Debentures

All Debentures outstanding as at the Expiry Time that have been deposited in acceptance of the Debenture Offer no later than September 29, 2014, shall be taken up and paid for. From the Trust Funds, which have been deposited with the Trustee pursuant to the Defeasance, the Trustee will pay or cause to be paid funds to the Depositary for payment to the holders of such Debentures the Offer Price to which they are entitled.

6. Payment of Interest

Debentureholders who deposited their Debentures pursuant to the Debenture Offer will receive, as part of the Offer Price, a payment from the Trust Funds on account of accrued and unpaid interest on the Debentures, up to but excluding the Change of Control Purchase Date. Interest on Debentures then outstanding that have been deposited for purchase under the Debenture Offer will cease to accrue from and after the Change of Control Purchase Date.

7. Payment of Funds to the Debentureholders

The Depositary will act as paying agent for the Debentureholders who have deposited their Debentures for the purpose of receiving payment from the Trust Funds. Debentureholders who have deposited their Debentures will be deemed to have received payment thereof on the Change of Control Purchase Date. From the Trust Funds, the Trustee, on behalf of Equal, will pay the Offer Price to the Depositary who will make payment to the Debentureholders in the respective amounts to which they are entitled in accordance with the Debenture Offer as soon as practicable.

8. 90% Redemption

In accordance with the Indenture and the Defeasance Agreement, if 90% or more in aggregate principal amount of Debentures outstanding on the date Equal provides the Debenture Offer to holders of the Debentures have been tendered for purchase pursuant to the Debenture Offer on the Change of Control Purchase Date, the Trustee shall from the Trust Funds redeem all the Debentures remaining outstanding at the Offer Price as at the Change of Control Purchase Date. In such circumstances, the Trustee will promptly provide written notice to each Debentureholder that did not previously accept the Debenture Offer that:

A.	the 90% Redemption shall occur and Equal shall be purchasing all outstanding Debentures effective on the Change of Control Purchase Date at the Offer Price, and shall include a calculation of the amount payable to such holder as payment of the Offer Price as at the Change of Control Purchase Date;

B.	each such holder must transfer their Debentures to the Trustee on the same terms as those holders that accepted the Debenture Offer and must send their respective Debentures to the Trustee within 10 days after the sending of such notice; and

C.	the rights of such holder under the terms of the Debenture and the Indenture cease to be effective as of the Change of Control Purchase Date, and thereafter the Debentures will not be considered to be outstanding and the holder will not have any right except to receive such holder’s Offer Price upon surrender and delivery of such holder’s Debentures in accordance with the Indenture.

9. Procedures for Depositing Debentures

As the Debentures have been issued in “book-entry only” form and are represented by a single global debenture registered in the name of CDS, any and all transfers of the Debentures will be made only through the depository service of CDS or through a participant in the depository service of CDS.

Debentureholders who decide to accept the Debenture Offer can only do so by depositing their Debentures through a participant in CDS. The Depositary has established an account at CDS for the purpose of the Debenture Offer. Any participants in CDS can deposit to the Debenture Offer through CDS. Only the deposit of Debentures through the CDS book-entry transfer system will constitute a valid deposit under the Debenture Offer. To deposit Debentures held through the book-entry system maintained by CDS under the Debenture Offer, participants in CDS must contact CDS with respect to the deposit of their Debentures under the Debenture Offer. CDS will issue further instructions directly to participants of CDS as to the method of depositing such Debentures under the Debenture Offer and information on who to contact at CDS should a participant have any questions.

Any Debentureholder who wishes to deposit all or a portion of its Debentures must direct its investment dealer, stockbroker, bank, trust company or other nominee to accept the Debenture Offer in the manner required by its nominee.

10. Partial Deposits

A Debentureholder desiring to deposit to the Debenture Offer with respect to only a portion of the aggregate principal amount of such Debentureholder’s Debentures may do so, provided that the principal amount of Debentures which is deposited to the Debenture Offer is in a denomination of C$1,000 or an integral multiple thereof, by depositing a Debenture in the manner described above and indicating the principal amount in a denomination of C$1,000 or an integral multiple thereof that the Debentureholder wishes to deposit to the Debenture Offer.

11. Deemed Agreement

The proper deposit of Debentures pursuant to the procedures described above will constitute a binding agreement between the Debentureholder, who has deposited, and Equal, effective as of the Expiry Time on the Change of Control Purchase Date, upon the terms of the Debenture Offer. Such Debentureholder will be bound by a representation and warranty that such Debentureholder has full power and authority to deposit, sell, assign and transfer Debentures deposited pursuant to the Debenture Offer and that when such Debentures are purchased by Equal, Equal will acquire good title thereto free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom.

12. Deemed Maturity

Debentures for which holders have accepted the Debenture Offer and Debentures which Equal has elected to purchase in accordance with this Offer to Purchase shall become due and payable at the Offer Price on the Change of Control Purchase Date, in the same manner and with the same effect as if it were the Maturity Date, and from and after the Change of Control Purchase Date interest on the Debentures shall cease.

13. Cancellation of Debentures

Subject to the provisions above related to partial deposits of Debentures, all Debentures purchased by Equal pursuant to the Debenture Offer shall forthwith be cancelled as of the Change of Control Purchase Date by the Trustee, and no Debentures shall be issued in substitution therefor.

14. Withdrawal Rights

Except as otherwise provided in this Section 14, all Debentures deposited to the Debenture Offer will be irrevocable. Unless otherwise required or permitted by applicable law, any Debentures deposited may be withdrawn by or on behalf of the depositing Debentureholder at any time before the expiration of 10 days from the date upon which a notice of variation or change concerning the Debenture Offer is mailed, delivered, or otherwise properly communicated, and only if such deposited Debentures have not been taken up by Equal at the date of the notice.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received in a timely manner by the Trustee at the place of deposit of the relevant Debentures. Any such notice of withdrawal must (i) be delivered pursuant to the book-entry system of CDS, and (ii) specify the principal amount of Debentures to be withdrawn and the name of the registered holder of the Debentures. The withdrawal will take effect upon actual receipt by the Trustee of the properly completed notice of withdrawal. A withdrawal of Debentures pursuant to the Debenture Offer can only be accomplished in accordance with the foregoing procedure.

All questions as to form and validity (including, without limitation, time of receipt) of notices of withdrawal shall be determined by Equal, subject to the direction of Petroflow, and such determination shall be final and binding. There shall be no duty or obligation on Equal, Petroflow, the Trustee or any other person to give notice of any defect or irregularity in any notice of withdrawal and no liability shall be incurred by any of them for failure to give such notice.

Any Debentures properly withdrawn will thereafter be deemed not deposited for the purposes of the Debenture Offer. However, withdrawn Debentures may be re-deposited at any subsequent time prior to the Expiry Time on the Change of Control Purchase Date by again following the procedures described in Section 9 of the Offer to Purchase entitled, “Procedures for Depositing Debentures.”

If Equal is delayed in taking up or paying for the Debentures or is unable to take up or pay for Debentures for any reason, then, without prejudice to Equal’s other rights under the Debenture Offer, the Trustee may, subject to applicable law, retain on behalf of Equal all deposited Debentures, and such Debentures may not be withdrawn except to the extent that the Debentureholders are entitled to withdrawal rights as set forth in this Section 14 or pursuant to applicable law.

15. Not Accepting the Debenture Offer

The Debentures of Debentureholders who do not accept the Debenture Offer will remain outstanding and will continue to accrue interest on their existing terms until the Maturity Date, or until earlier redeemed in accordance with the terms of the Indenture (including pursuant to the 90% Redemption). Pursuant to the Defeasance, the terms and conditions of the Debentures, including the terms and conditions set forth in the Indenture (other than Articles 2 and 4 thereof and the provisions of Article 1 pertaining to Articles 2 and 4), are no longer binding upon or applicable to Equal. All obligations to pay interest or principal under the Indenture will be satisfied by payments from the Trustee out of the Trust Funds. See “The Offer – Defeasance” above.

16. Application for Relief from Continuous Disclosure Filing Obligations

As announced on July 31, 2014, Equal has filed an application with the Alberta Securities Commission and the Ontario Securities Commission for relief from the requirements of National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities, National Instrument 51-102 Continuous Disclosure Obligations, National Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings, National Instrument 52-110 Audit Committees and National Instrument 58-101 Disclosure of Corporate Governance Practices. If granted, the relief will apply in all provinces and territories in Canada and Equal will be exempt from its continuous disclosure filing obligations, but (i) Equal will be required to provide alternative annual disclosure that will contain a report by the Trustee setting out the principal amount of Debentures that remain outstanding, and (ii) upon the occurrence of a change in the affairs of Equal and the Trustee that would reasonably be expected to have a significant effect upon the market price or value of any of the Debentures, Equal will, forthwith upon becoming aware of such a change, issue and file a news release disclosing the nature and substance of the change

17. Conversion Rights

Pursuant to the Indenture, following the Arrangement, each Debentureholder no longer has the right to receive Common Shares on conversion of its Debentures, but has the right to receive in lieu of such Common Shares, the Arrangement Consideration which such Debentureholder would have been entitled to receive had it been the holder of such number of

Common Shares at the effective time of the Arrangement that it was entitled to acquire pursuant to its conversion right. The Debentures have a conversion price of C$8.39 per Equal Share as of July 31, 2014, the latest practicable date prior to the date of this Offer to Purchase, which is greater than the Arrangement Consideration expressed in Canadian dollars of C$5.91 (based on the Bank of Canada noon rate on such date).

18. Notice to Debentureholders

All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers maintained in respect of the Debentures by the Trustee, and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of Equal to give or mail any notice due to anything beyond the reasonable control of Equal shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, Equal shall give such notice by publication at least once in the Cities of Calgary and Toronto (or in such of those cities as, in the opinion of the Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons interested in such Debenture.

19. Notice to Trustee

Any notice to the Trustee under the provisions of the Indenture shall be valid and effective if delivered to the Trustee at its principal office in the City of Calgary, at Suite 600, 530 – 8th Avenue SW, Calgary, Alberta, T2P 3S8, Attention: Manager, Corporate Trust (facsimile: (403) 267-6529) or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof.

20. Other Terms of the Debenture Offer

The Debenture Offer and all contracts resulting from acceptance thereof shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and shall be treated in all respects as Alberta contracts. Each party to any agreement resulting from the acceptance of the Debenture Offer irrevocably submits and attorns to the no-exclusive jurisdiction of the courts of the Province of Alberta.

No broker, dealer or other person has been authorized to give any information or to make any representation on behalf of Equal other than as contained herein, and if any such information or representation is given or made, it must not be relied upon as having been authorized by Equal.

Equal shall be entitled to, subject to the discretion of Petroflow, make a final and binding determination of all questions relating to the interpretation of the Debenture Offer, the Offer to Purchase, the validity of any acceptance of the Debenture Offer and the validity of any withdrawals of Debentures.

The Debenture Offer is not being made to nor will deposits be accepted from or on behalf of Debentureholders residing in any jurisdiction in which the making of the Debenture Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. Equal may, subject to the discretion of Petroflow, take such action as it may deem necessary to make the Debenture Offer in any jurisdiction and extend the Debenture Offer to Debentureholders in any such jurisdiction.

21. Tax Matters.

Debentureholders are advised to consult their own tax advisors as to the tax consequences, under the tax laws of the country in which they are resident, of accepting the Debenture Offer including, without limitation, the consequences of the receipt of interest and premium with respect to the Debentures and the tax consequences to them of the Defeasance.

22. Certain Canadian Federal Income Tax Considerations.

The following summary describes the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) (the “Tax Act”) generally applicable to a holder who deposits Debentures to Equal pursuant to the Debenture Offer and receives 101% of the principal amounts thereof together with accrued and unpaid interest thereon up to but excluding the Change of Control Purchase Date and who, for the purposes of the Tax Act and at all relevant times, holds the Debentures as capital property, deals at arm’s length with Equal and is not affiliated with Equal. Generally, the Debentures will be considered to be capital property to a holder provided the holder does not hold the Debentures in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. For a more general discussion of the Canadian federal income tax considerations applicable to a holder of Debentures, holders are strongly urged to review the discussion under the heading “Certain Canadian Federal Income Tax Considerations” in the short form prospectus of Equal dated February 2, 2011.

This summary is not applicable to a holder (i) that is a “financial institution”, as defined in the Tax Act for the purposes of the “mark-to-market” rules contained in the Tax Act, (ii) an interest in which would be a “tax shelter investment” as defined in the Tax Act, (iii) that is a “specified financial institution” as defined in the Tax Act or (iv) that makes or has made a functional currency reporting election pursuant to section 261 of the Tax Act. Any such holder should consult its own tax advisor.

This summary is based upon the provisions of the Tax Act and the regulations thereto in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue

Agency. This summary assumes that the Proposed Amendments will be enacted in the form proposed, however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in the law, whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed as legal or tax advice to any particular holder of Debentures, and no representations with respect to the income tax consequences to any such holder are made. Consequently, holders and prospective holders of Debentures should consult their own tax advisors for advice with respect to the tax consequences to them in connection with the Debenture Offer having regard to their particular circumstances.

For the purposes of the Tax Act, all amounts expressed in a currency other than Canadian dollars, including interest, adjusted cost base and proceeds of disposition, must be determined in Canadian dollars using the appropriate exchange rates determined in accordance with the detailed rules in the Tax Act.

Holders Resident in Canada

The following discussion applies to a holder of Debentures who, at all relevant times, for the purposes of the Tax Act is resident in Canada (a “Resident Holder”). A Resident Holder who deposits a Debenture held by it to Equal pursuant to the Debenture Offer will be considered to have disposed of such Debenture. Accordingly, on such disposition, any amount accrued as interest, to the extent that such interest has not otherwise been included in computing the income of the Resident Holder, will be included in computing the income of the Resident Holder in the year of disposition, and such interest will be excluded in computing the Resident Holder’s proceeds of disposition of the Debenture.

The disposition resulting from a holder depositing Debentures to Equal pursuant to the Debenture Offer will generally result in the Resident Holder realizing a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition (adjusted as described below) are greater (or less) than the aggregate of the Resident Holder’s adjusted cost base thereof and any reasonable costs of disposition. Such capital gain (or capital loss) will be subject to the tax treatment described below. The Resident Holder’s proceeds of disposition of the Debenture will be equal to the fair market value, on the Change of Control Purchase Date, of the consideration so received less any amount received or deemed to be received as interest. Such deemed interest should include any premium paid by Equal to a Resident Holder as part of the Offer Price, to the extent such premium may reasonably be considered to have been paid by Equal because of the purchase by Equal of the Debentures before their maturity date and to the extent that such premium can reasonably be considered to relate to, and does not exceed the value (at the time of the purchase) of, interest that, but for the purchase, would have been paid or payable by Equal on the Debentures for taxation years of Equal ending after the time of the purchase.

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

Capital gains realized by an individual (including certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. A holder that is a Canadian-controlled private corporation may be liable to pay an additional 6 2/3% refundable tax on its investment income, including interest and taxable capital gains.

Holders Not Resident in Canada

The following discussion applies to a holder of Debentures who, at all relevant times for the purposes of the Tax Act, is neither resident nor deemed to be resident in Canada, does not, and is not deemed to, use or hold the Debentures in carrying on a business in Canada, and is neither an insurer carrying on an insurance business in Canada and elsewhere nor an “authorized foreign bank” (as defined in the Tax Act) (a “Non-Resident Holder”).

A Non-Resident Holder will not be subject to Canadian withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by Equal as, on account or in lieu of payment of, or in satisfaction of, interest or principal on the Debentures.

A Non-Resident Holder who deposits a Debenture held by it to Equal pursuant to the Debenture Offer will be considered to have disposed of such Debenture. A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of a Debenture, pursuant to the Debenture Offer, unless the Debenture constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the holder is not entitled to relief under an applicable income tax treaty or convention. Under the terms of the Indenture, the Debentures will, following the Arrangement, no longer be convertible for Common Shares, with the result that the Debentures should not constitute taxable Canadian property in the circumstances. In any case, Non-Resident Holders who deposit Debentures to Equal pursuant to the Debenture Offer should consult their own tax advisors.

If a Debenture constitutes taxable Canadian property to a Non-Resident Holder at the time such Debenture is deposited to Equal pursuant to the Debenture Offer and any capital gain realized by the Non-Resident Holder on the disposition resulting from such deposit of the Debenture is not exempt from tax under the Tax Act by virtue of an applicable income tax treaty or convention, the Non-Resident Holder generally will be subject to taxation under the Tax Act on any taxable capital gain as described above under “Holders Resident in Canada”. In addition, Non-Resident Holders may in such circumstances be subject to Canadian tax filing requirement.

23. General

Debentureholders should rely only on the information contained in this Offer to Purchase. Equal has not authorized anyone to provide Debentureholders with information or make any representation on its behalf in connection with the Debenture Offer other than those contained in the Offer to Purchase. If given or made, Debentureholders should not rely on that information or representation as having been authorized by Equal.

24. Office of the Depositary

100 University Avenue

8th Floor

Toronto, Ontario M5J 2Y1

1-800-564-6253

corporateactions@computershare.com